Exhibit 99.1

Fate Therapeutics Reports Third Quarter 2025 Financial Results and Business Updates

Authorization Received from UK and EU Authorities to Activate ex-US Clinical Trial Sites Supporting the Ongoing Patient Enrollment of FT819, an Off-the-Shelf CD19-targeted CAR T-cell Product Candidate that Utilizes Less-intensive or No Conditioning, Enabling Broad Patient Accessibility

First Systemic Sclerosis Patient treated in Phase 1 Study of FT819 Following Fludarabine-free Conditioning; Dose Expansion Designed to Evaluate Patient Outcome with Less-intensive or No Conditioning

First Patient Treated with FT836, a MICA/B-targeted Off-the-Shelf CAR T cell with Sword and ShieldTM Technology for Conditioning-free Treatment of a Broad Array of Solid Tumors

Projected Operating Runway Through Year-End 2027 to Enable Achievement of Key Clinical and Collaboration Milestones with $226 Million in Cash, Cash Equivalents, and Investments

San Diego, CA — November 13, 2025 — Fate Therapeutics, Inc. (NASDAQ: FATE), a clinical-stage biopharmaceutical company dedicated to bringing a first-in-class pipeline of induced pluripotent stem cell (iPSC)-derived off-the-shelf cellular immunotherapies to patients for broad accessibility, today reported financial results for the third quarter ended September 30, 2025, and provided a business update.

“The potentially transformative impact of FT819 in lupus is at an inflection point as we enter the final quarter of the year with accelerated advancements in our autoimmune and oncology programs,” said Bob Valamehr, Ph.D., M.B.A., President and Chief Executive Officer of Fate Therapeutics. “The meaningful therapeutic and favorable safety profile of FT819 seen to date in preliminary clinical data combined with its broad patient accessibility demonstrates that CAR T-cell therapy can be delivered in a community setting, broadening reach for a wide range of patients with limited treatment options. Our focus remains on driving enrollment and expanding access for patients with lupus and other autoimmune diseases as we advance toward our planned registration study in 2026. In parallel, we continue to strengthen our iPSC platform and next-generation CAR T-cell programs, leveraging our Sword and Shield™ technology to expand the reach of off-the-shelf cell therapies, including FT836 with its unique ability to target a broad array of cancers. Operationally, we remain disciplined, with a well-capitalized balance sheet that is intended to fund the company’s operations through 2027.”

R&D Highlights and Updates

FT819 Off-the-Shelf CAR T-cell Program in Autoimmune Disease for Broad Patient Accessibility

FT819 is an off-the-shelf CD19-targeting chimeric antigen receptor (CAR) T-cell product engineered to improve safety and efficacy. Analogous to master cell lines used to mass produce biopharmaceutical drug products such as monoclonal antibodies, a precisely engineered clonal master iPSC line serves as the starting cell source to manufacture FT819, overcoming numerous limitations associated with patient- and donor-sourced CAR T-cell therapies. FT819 is well-defined and uniform in composition, produced at a low cost of goods, and can be stored in inventory for off-the-shelf, on-demand availability to potentially reach a broad patient population.

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Authorization received from Medicines and Healthcare products Regulatory Agency (MHRA) and European Medicines Agency (EMA) to initiate clinical trials of FT819. Fate Therapeutics has now received regulatory clearance from the United Kingdom (UK) MHRA to proceed with clinical evaluation of FT819 in autoimmune diseases. This authorization represents a significant step in the Company’s international expansion and highlights global interest in the unique ability of FT819 to enable broad patient accessibility of CAR T cells without the requirement of intensive conditioning. The first of several planned UK clinical sites is now active and open to patient enrollment. The Company also received regulatory authorization from the European Union (EU) EMA to initiate the FT819 clinical trial across multiple EU countries.

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Data presented at American College of Rheumatology (ACR) Convergence 2025 continues to demonstrate robust clinical activity with preferable tolerability; translational data demonstrates sustained B-cell depletion and immune remodeling after treatment with FT819. The Company presented new data demonstrating encouraging enrollment in its ongoing clinical study, reflecting growing physician and patient interest in FT819 for autoimmune diseases. The preliminary clinical data highlighted robust activity in patient responses, and favorable tolerability, reinforcing the potential of FT819 as a transformative therapy for lupus and other autoimmune disorders. Data was presented across both regimens: (i) Regimen A, with either bendamustine alone or cyclophosphamide alone, followed by a single FT819 dose, and (ii) Regimen B, no chemotherapy conditioning, with a single FT819 dose given in combination with stable maintenance standard of care.

Updated Phase 1 data were presented for 10 patients with treatment-refractory, moderate-to-severe Systemic Lupus Erythematosus (SLE) treated with a single dose of FT819 with less-intensive or no conditioning chemotherapy. The overall data, for which 8 patients had completed greater than one month of follow-up, showed meaningful reductions in disease activity and improvements in fatigue and physician assessments across both regimens. As of a September 25, 2025 data cut-off-date, three patients with ≥ 3 months follow up on Regimen A demonstrated a significant mean SLEDAI-2K score decrease of 10.7 points at 3 months and 14 points at 6 months; while the one Regimen B patient with ≥ 3 months follow up had their SLEDAI-2K score decrease by 6 points. Both Regimen A patients with active lupus nephritis who had ≥ 6 months follow up on Regimen A demonstrated renal responses, marked by decreases in their UPCR to < 0.5 mg/mg. Most notably, the lupus nephritis patient with the longest follow up of 15 months (Regimen A, dose level 1) achieved a 16-point SLEDAI-2K score reduction from baseline, discontinued steroids and maintained both DORIS (definition of remission in SLE) and complete renal response (CRR). Furthermore, depletion and reconstitution of B cells after treatment with FT819 in Regimen A continued to demonstrate successful remodeling of the immune system with the effective depletion of pathogenic B cells and the recovery of naïve subtypes. Importantly, FT819 was well tolerated with no dose limiting toxicities, no immune effector cell-associated neurotoxicity syndrome (ICANS) or graft-versus-host disease (GvHD), and only low-grade incidences of cytokine release syndrome (CRS), supporting its potential as a broadly accessible treatment without over-night hospitalization.

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First systemic sclerosis (SSc) patient treated in Phase 1 autoimmunity study. The multi-center, Phase 1 clinical trial is designed to evaluate the safety, pharmacokinetics, and anti-B-cell activity of FT819 in four autoimmune diseases, including with less-intensive or no conditioning chemotherapy: systemic lupus erythematosus (SLE), systemic sclerosis (SSc), antineutrophil cytoplasmic antibody-associated vasculitis (AAV), and idiopathic inflammatory myositis (IIM) (NCT06308978). For SSc, the prevalence is greater than 85,000 patients in the US with significant unmet medical need, as currently, there are no existing cures or single disease modifying treatments to stop or reverse overall progression of disease. The first patient, a 31-year-old woman diagnosed with SSc six years ago who has refractory disease, despite having been treated with multiple standard of care therapies, received fludarabine-free conditioning followed by a single dose of FT819 at 900 million cells. The patient was discharged after a three-day hospital stay without any notable adverse events.

FT825 / ONO-8250 Off-the-Shelf CAR T-cell Program in Solid Tumors

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Phase 1 study ongoing for advanced solid tumors. Under the collaboration with Ono Pharmaceutical Co., Ltd. (Ono), the Company is conducting a multi-center, Phase 1 study evaluating FT825 / ONO-8250, a multiplex-engineered CAR T-cell candidate targeting HER2, in patients with advanced solid tumors (NCT06241456). Dose escalation is ongoing at the third dose level of 900 million cells, with each patient receiving conditioning chemotherapy followed by a single dose of FT825 / ONO-8250, administered either as monotherapy or in combination with EGFR-targeted monoclonal antibody therapy. Notably, HER2 expression is now confirmed by biopsy to ensure patient eligibility and appropriate stratification to treatment arms. As of a September 22, 2025 data cut-off, nine patients have been treated in the monotherapy arm and seven patients in the combination arm. Through the data cut-off date, FT825 / ONO-8250 continues to demonstrate a favorable tolerability with no dose-limiting toxicities (DLTs) observed, supporting ongoing dose escalation in late-stage patients. Further evaluation will focus on cohorts of patients with confirmed high levels of HER2 expression in advanced solid tumors, and as warranted into earlier lines of therapy in combination with standard of care treatment.

Next-generation Off-the-Shelf CAR T-cell Programs with Novel Sword & Shield™ Technology Designed to Eliminate the Need for Conditioning Chemotherapy

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First solid tumor patient treated in a Phase 1 basket trial for FT836 MICA/B-targeted CAR T-cell program. FT836 is a multiplex-engineered CAR T-cell product candidate uniquely targeting major histocompatibility complex (MHC) proteins A (MICA) and B (MICB) which are expressed on many types of cancer cells with limited detection on healthy tissue. Accordingly, a Phase 1 study was designed to assess the safety and activity of FT836 without administration of conditioning chemotherapy for the treatment of advanced solid tumors (NCT07216105). The first patient, a 47-year-old male with stage IV colorectal cancer (CRC) with five prior lines of systemic therapy, was treated with FT836 at 300 million cells in the cetuximab combination arm without any conditioning chemotherapy. The patient was discharged after a one-day hospital stay without any notable adverse events and is expected to be treated with a second dose of FT836 at 300 million cells on Day 15 of the treatment cycle. In parallel, non-clinical datasets underscoring broad solid tumor indication applicability, in combination with multi-antigen targeting, augmented tumor micro-environment adaptation, enhanced allo-protection via Sword and ShieldTM technology, and ability of FT836 to be administered in the absence of conditioning chemotherapy were recently presented at the 40th Annual Meeting of the Society for Immunotherapy of Cancer (SITC 2025). The Company plans to present a complimentary dataset establishing the utility of FT836 against multiple myeloma in combination with daratumumab and/or standard of care therapy at the 67th American Society of Hematology (ASH) Annual Meeting. The development of FT836 is supported by a $4 million award from the California Institute of Regenerative Medicine (CIRM).
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Commencement of Investigational New Drug (IND) application enabling activities for FT839 dual-CAR T-cell program. FT839 is a multiplex-engineered dual CAR T-cell product candidate that co-targets CD19 and CD38 and is designed to eliminate an array of aberrant immune cells contributing to both autoimmunity and hematological malignancies. The Company has previously presented preclinical data demonstrating robust eradication of aberrant CD19+ B cells, CD38+ plasma cells, CD38+ activated T cells, and hematological cancer cell lines by FT839 in completely mismatched allogeneic environments, demonstrating the potential versality of the dual-CAR approach combined with its Sword and ShieldTM technology. At the upcoming ASH Annual Meeting, the Company intends to present updated pre-clinical datasets further supporting multi-disease therapy potential. The Company has now generated a master iPSC bank for conducting IND-enabling studies and is currently evaluating opportunities for clinical investigation of FT839 in hematological malignancies and autoimmune disease in 2026.

Other Corporate Updates

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Kamal Adawi, M.S., M.B.A., appointed to the role of Chief Financial Officer. Mr. Adawi brings to the Company more than 20 years of financial leadership experience in the life sciences industry, including over 10 years serving as CFO across innovative life science companies, with deep domain expertise in autoimmune diseases, including lupus.

Third Quarter 2025 Financial Results

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Cash & Investment Position: Cash, cash equivalents, and investments as of September 30, 2025 were $225.7 million.
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Total Revenue: Revenue was $1.7 million for the third quarter of 2025, which was derived from the conduct of preclinical development activities for a second collaboration candidate targeting an undisclosed solid tumor antigen under the Company’s collaboration with Ono Pharmaceutical.
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Total Operating Expenses: Total operating expenses were $36.5 million for the third quarter of 2025, including research and development expenses of $25.8 million and general and administrative expenses of $10.6 million. Such amount included $4.9 million of non-cash stock-based compensation expense.
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Shares Outstanding: As of September 30, 2025, common shares outstanding were 115.3 million, pre-funded warrants outstanding were 3.9 million, and preferred shares outstanding were 2.8 million. Each preferred share is convertible into five common shares.

About Fate Therapeutics’ iPSC Product Platform

Human induced pluripotent stem cells (iPSCs) possess the unique dual properties of unlimited self-renewal and differentiation potential into all cell types of the body. The Company’s proprietary iPSC product platform combines multiplexed-engineering of human iPSCs with single-cell selection to create clonal master iPSC lines. Analogous to master cell lines used to mass produce biopharmaceutical drug products such as monoclonal antibodies, the Company utilizes its clonal master iPSC lines as a starting cell source to manufacture engineered cell products which are well-defined and uniform in composition, can be stored in inventory for off-the-shelf availability, can be administered in combination with other therapies, and can potentially reach a broad patient population. As a result, the Company’s platform is uniquely designed to overcome numerous limitations associated with patient- and donor-sourced cell therapies. Fate Therapeutics’ iPSC product platform is supported by an intellectual property portfolio of over 500 issued patents and 500 pending patent applications.

About Fate Therapeutics, Inc.

Fate Therapeutics is a clinical-stage biopharmaceutical company dedicated to bringing a pipeline of induced pluripotent stem cell (iPSC)-derived cellular immunotherapies to patients. Using its proprietary iPSC product platform, the Company has established a leadership position in creating multiplexed-engineered master iPSC lines and in the manufacture and clinical development of off-the-shelf, iPSC-derived cell products. The Company’s pipeline includes iPSC-derived T-cell and natural killer (NK) cell product candidates, which are selectively designed, incorporate novel synthetic controls of cell function, and are intended to deliver multiple therapeutic mechanisms to patients. Fate Therapeutics is headquartered in San Diego, CA. For more information, please visit www.fatetherapeutics.com.

Forward-Looking Statements

This release contains "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995 including statements regarding the Company’s results of operations, financial condition, anticipated operating expenses and cash runway, and sufficiency of its cash and cash equivalents to fund its operations, as well as statements regarding the advancement of and plans related to the Company's product candidates, clinical studies and preclinical research and development programs, the Company’s progress, plans and timelines for the clinical investigation of its product candidates, including the Company’s plans to complete IND-enabling studies and to submit IND applications for its product candidates, the initiation and continuation of enrollment in the Company’s clinical trials, the expansion of the Company’s ongoing and planned clinical trials to enroll additional patients and include additional clinical sites, the initiation of additional clinical trials, including in new indications, and additional dose cohorts in ongoing clinical trials of the Company’s product candidates, the availability of data from the Company’s clinical trials and the Company’s plans to provide updates on its clinical trials, the therapeutic and market potential of the Company’s research and development programs and product candidates, the Company’s clinical and product development strategy, and the Company’s expectations regarding progress and timelines, the objectives, plans and goals of its collaboration with Ono, the Company’s expectations regarding the receipt of funding under the collaboration and the expected effects of the Company’s pipeline prioritization plans, and the timing of these events. These and any other forward-looking statements in this release are based on management's current expectations of future events and are subject to a number of risks and uncertainties that could cause actual results to differ materially and adversely from those set forth in or implied by such forward-looking statements. These risks and uncertainties include, but are not limited to, the risk that the Company’s research and development programs and product candidates, including those product candidates in clinical investigation, may not demonstrate the requisite safety, efficacy, or other attributes to warrant further development or to achieve regulatory approval, the risk that results observed in prior studies of the Company’s product candidates, including preclinical studies and clinical trials, will not be observed in ongoing or future studies involving these product candidates, the risk of a delay or difficulties in the manufacturing of the Company’s product candidates or in the initiation and conduct of, or enrollment of patients in, any clinical trials, the risk that the Company may cease or delay preclinical or clinical development of any of its product candidates for a variety of reasons (including requirements that may be imposed by regulatory authorities on the initiation or conduct of clinical trials, changes in the therapeutic, regulatory, or competitive landscape for which the Company’s product candidates are being developed, the amount and type of data to be generated or otherwise to support regulatory approval, difficulties or delays in patient enrollment and continuation in the Company’s ongoing and planned clinical trials, difficulties in manufacturing or supplying the Company’s product candidates for clinical testing, and any adverse events or other negative results that may be observed during preclinical or clinical development), the risk that its product candidates may not produce therapeutic benefits or may cause other unanticipated adverse effects, the risk that the Company may not comply with its obligations under and otherwise maintain its collaboration agreement with Ono, the risk that research funding and milestone payments received by the Company under its collaboration may be less than expected, and the risk that the Company may incur operating expenses in amounts greater than anticipated. For a discussion of other risks and uncertainties, and other important factors, any of which could cause the Company’s actual results to differ from those contained in the forward-looking statements, see the risks and uncertainties detailed in the Company’s periodic filings with the Securities and Exchange Commission, including but not limited to the Company’s most recently filed periodic report, and from time to time in the Company’s press releases and other investor communications. Fate Therapeutics is providing the information in this release as of this date and does not undertake any obligation to update any forward-looking statements contained in this release as a result of new information, future events or otherwise.

Condensed Consolidated Statements of Operations and Comprehensive Loss

(in thousands, except share and per share data)

(unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2025	2024	2025	2024

Collaboration revenue	$1,741	$3,074	$5,277	$11,771
Operating expenses:
Research and development	25,838	34,650	82,404	101,392
General and administrative	10,638	20,801	35,856	58,907
Total operating expenses	36,476	55,451	118,260	160,299
Loss from operations	$(34,735)	$(52,377)	$(112,983)	$(148,528)
Other income (expense):
Interest income	2,575	4,438	8,832	13,414
Change in fair value of stock price appreciation milestones	(90)	(13)	117	149
Other income	—	274	93	856
Total other income, net	2,485	4,699	9,042	14,419
Net loss	$(32,250)	$(47,678)	$(103,941)	$(134,109)
Other comprehensive gain (loss):
Unrealized gain (loss) on available-for-sale securities, net	91	1,257	(115)	820
Comprehensive loss	$(32,159)	$(46,421)	$(104,056)	$(133,289)
Net loss per common share, basic and diluted	$(0.27)	$(0.40)	$(0.88)	$(1.19)
Weighted–average common shares used to compute basic and diluted net loss per share	118,998,693	117,769,161	118,636,375	112,305,430

Condensed Consolidated Balance Sheets

(in thousands)

(unaudited)

	September 30,	December 31,
	2025	2024

Assets
Current assets:
Cash and cash equivalents	$40,622	$36,056
Accounts receivable	682	3,539
Short-term investments	174,801	243,012
Prepaid expenses and other current assets	5,146	9,302
Total current assets	221,251	291,909
Long-term investments	10,305	27,657
Operating lease right-of-use asset	42,413	46,508
Other long-term assets	69,702	74,620
Total assets	$343,671	$440,694

Liabilities and stockholders’ equity
Current liabilities:
Accounts payable and accrued expenses	$21,075	$30,713
CIRM award liability, current portion	2,280	—
Deferred revenue	5	393
Operating lease liability, current portion	4,751	7,416
Total current liabilities	28,111	38,522
CIRM award liability, net of current portion	6,590	5,070
Operating lease liability, net of current portion	74,494	77,849
Stock price appreciation milestones	410	527
Stockholders’ equity	234,066	318,726
Total liabilities and stockholders’ equity	$343,671	$440,694

Contact:
Christina Tartaglia
Precision AQ
212.362.1200
christina.tartaglia@precisionaq.com

Source: Fate Therapeutics, Inc.